UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CytomX Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

151 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 4, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2024

AT 1:00 P.M. PACIFIC TIME

This Supplement to the Proxy Statement, dated May 1, 2024 (this “Supplement”), supplements the definitive proxy statement filed by CytomX Therapeutics, Inc., Inc. (the “Company”), dated April 4, 2024 (the “Proxy Statement”), and is being furnished to the Company’s stockholder in connection with the solicitation of proxies by the Board of Directors of the Company in connection with the Annual Meeting of Stockholders to be held on May 15, 2024, at 1:00 p.m., Pacific Time by live webcast at www.virtualshareholdermeeting.com/CTMX2024 (the “2024 Annual Meeting”). Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Proxy Statement contains various proposals, including Proposal 3, titled “Approval to Amend our Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Common Stock from 150,000,000 to 300,000,000” (“Proposal 3”).

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the Proxy Statement relating to Proposal 3 to clarify the total number of shares of authorized common stock remain available for issuance under the Company’s Amended and Restated Certificate of Incorporation.

The first paragraph in the subsection titled “Summary” on page 12 of the Proxy Statement in the section titled “PROPOSAL 3: APPROVAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATION OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 150,000,000 TO 300,000,000” is hereby revised in its entirety to read as follows:

“Presently, our Amended and Restated Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.00001 per share. As of March 31, 2024, the Company had 68,137,635 shares of common stock issued and outstanding. As of March 31, 2024, 4,926,179 shares of common stock were reserved for issuance for future awards under our equity compensation plans, 17,774,197 shares of common stock were reserved for issuance pursuant to outstanding equity awards under our equity compensation plans, 11,538,462 shares of common stock were reserved for issuance under pre-funded warrants, and 14,423,077 shares of common stock reserved for issuance under other common stock warrants. In total, 33,200,450 shares of authorized common stock remain available for issuance.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 150,000,000 TO 300,000,000.

Except to the extent described in this Supplement, none of the items or information contained in the Proxy Statement are affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the 2024 Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety.

If you were a stockholder of record on the record date for the 2024 Annual Meeting, and have already returned your proxy card or voting instruction form, you may change your vote by (1) executing and returning to the Company a later-dated proxy card, (2) resubmitting your proxy by internet or telephone, (3) delivering a written notice of revocation of your proxy to the Company’s Secretary, or voting in person online during the 2024 Annual Meeting.

If you are a beneficial owner, you must follow the instructions of your broker, bank or other agent to revoke your voting instructions. You may also vote in person online during the 2024 Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.